Change
in
Independent
Registered
Public
Accounting
Firm

On
March
9,
2023,
BBD
LLP
(“BBD”)
ceased
to
serve
as
the
independent
registered
public
accounting
firm
of
the
Funds,
series
of Forum
Funds.
The
Audit
Committee
of
the
Board
of
Directors
approved
the
replacement
of
BBD
as
a
result
of
Cohen
&
Company, Ltd.’s (“Cohen”) acquisition of BBD’s investment management group.

The reports of BBD on the financial statements of the Funds as of and for the fiscal years ended June 30, 2021 and June 30, 2022 did not
contain
an
adverse
opinion
or
a
disclaimer
of
opinion,
and
were
not
qualified
or
modified
as
to
uncertainties,
audit
scope
or accounting
principles.
During
the
years
ended
June
30,
2021
and June
30,
2022,
and
during
the
subsequent
interim
period
through March 9, 2023, (i) there were no disagreements between the Trust and BBD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BBD, would have caused it to make reference to the subject matter of the disagreements in its report on the financial statements of the Funds for
such
years
or
interim
period,
and
(ii)
there
were
no
“reportable
events,”
as
defined
in
Item
304(a)(1)(v)
of
Regulation
S-K under the Securities Exchange Act of 1934, as amended.

The Trust requested that BBD furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating that it agrees with the above statements.
A
copy of this letter is filed as an exhibit to Form N-CSR.

On March 17, 2023, the
Audit Committee of the Board also recommended and approved the appointment of Cohen as the Funds’ independent registered public accounting firm for the fiscal year ending June 30, 2023.

During
the
fiscal
years
ended
June
30,
2021
and
June
30,
2022,
and
during
the
subsequent
interim
period
through
March
17,
2023, neither the Trust, nor anyone acting on its behalf, consulted with Cohen on behalf of the Funds regarding the application of accounting principles
to
a
specified
transaction
(either
completed
or
proposed),
the
type
of
audit
opinion
that
might
be
rendered
on the
Funds’
financial
statements,
or
any
matter
that
was
either,
(i)
the
subject
of
a
“disagreement,”
as
defined
in
Item
304(a)(1)(iv)
of Regulation S-K and the instructions thereto; or (ii)
"reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K.

August 29, 2023

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Forum Funds
File no. 811-03023

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of Auxier Focus Fund, DF Dent Premier Growth Fund, DF Dent Midcap Growth Fund, and DF Dent Small Cap Growth Fund, each a series of shares in Forum Funds, dated August 29, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP